Exhibit 99.1

Annual Statement of College Loan Corporation Trust 2005-2

College Loan Corporation Trust 2005-2
Statement to Note Holders
As of and for the period ended: 12/31/05

Pursuant to section 4.15(c) of the Trust Indenture, the following is provided to the trustee by the issuer. The information shown below has not been independently verified, however it is believed to be accurate to the best of the issuer’s knowledge.

(a)	the amount of principal paid on each series of Notes during the reporting period October 18, 2005 through December 31, 2005;

Class A-1 A-2 A-3 A-4 B	Principal Paid $0 $0 $0 $0 $0

(b)	the amount of interest paid on each series of Notes during the reporting period October 18, 2005 through December 31, 2005;

Class A-1 A-2 A-3 A-4 B	Principal Paid $0 $0 $0 $0 $0

(c)	the principal balance of Financed Student Loans as of the close of business on the last day of December 2005;

Principal Balance of Financed Student Loans $1,273,696,691

(d)	the aggregate outstanding principal amount of each series of the Notes as of the close of business on the last day of December 2005, after giving effect to principal payments reported under paragraph (a) above;

Class	Outstanding Balance
A-1 A-2 A-3 A-4 B	$300,000,000 $481,000,000 $200,000,000 $363,000,000 $56,000,000

(e)	the interest rate for all outstanding and unpaid series of Notes for 2005, indicating how such interest rate is calculated;

Class	Weighted Average Libor Rate	Spread	Weighted Average Rate	Interest Calculation
A-1	4.15607%	0.01000%	4.16607%	$2,603,794
A-2	4.15607%	0.11000%	4.26607%	$4,274,958
A-3	4.15607%	0.13000%	4.28607%	$1,785,963
A-4	4.15607%	0.18000%	4.33607%	$3,279,153
B	4.15607%	0.49000%	4.64607%	$ 542,042

(f)	the amount of servicing fees paid to the Servicers during the reporting period October 18, 2005 through December 31, 2005;

Servicing fees paid $683,711

(g)	the amount of fees paid to the Issuer Administrator, Delaware Trustee, the Indenture Trustee and the Eligible Lender Trustee during the reporting period October 18, 2005 through December 31, 2005;

Fee	Amount Paid
Administration Delaware Trustee Trustee Eligible Lender Trustee	$102,956 $0 $9,333 $0

(h)	the amount of principal and interest received on Financed Student Loans during the reporting period October 18, 2005 through December 31, 2005;

Amount of principal and interest received $36,068,957

(i)	the portion, if any, of the principal or interest payments made on the Notes as described in sections (a) or (b) above during the reporting period October 18, 2005 through December 31, 2005 from amounts on deposit in the Reserve Fund, the amount of any other withdrawals from the Reserve Fund during the reporting period October 18, 2005 through December 31, 2005 and the balance of the Reserve Fund as of the close of business on the last day of December 2005;

Principal and interest payments made from the Reserve Fund	$0
Amount of any other withdrawals from the Reserve Fund	$0
Ending Balance of Reserve Fund	$3,281,255

(j)	the portion, if any, of the principal or interest payments made on the Notes as described in sections (a) or (b) above during the reporting period October 18, 2005 through December 31, 2005 from amounts on deposit in the Acquisition Fund;

Principal and interest payments made from the Acquisition Fund $0

(k)	the aggregate amount, if any, paid by the Trustee to acquire Student Loans from amounts on deposit in the Acquisition Fund during the reporting period October 18, 2005 through December 31, 2005;

Amounts paid to acquire Student Loans $1,337,217,531

(l)	the amount remaining in the Acquisition Fund that has not been used to acquire Student Loans and is being transferred to the Collection Fund;

Amounts in Acquisition fund to be transferred to the Collection Fund $0

(m)	the aggregate amount, if any, received by the Trust for Financed Student Loans sold during the reporting period October 18, 2005 through December 31, 2005;

Amounts received for Financed Student Loans sold $0

(m)	the number and principal amount of Financed Student Loans, as of the close of business on the last day of December 2005, that are (i) 0 to 30 days delinquent, (ii) 31 to 60 days delinquent, (iii) 61 to 90 days delinquent, (iv) 91 to 120 days delinquent, (v) greater than 120 days delinquent and (vi) for which claims have been filed with the appropriate Guarantee Agency and which are awaiting payment;

Number	Amount
(i) 0 to 30 days delinquent	111,755	1,197,345,317
(ii) 31 to 60 days delinquent	3,108	36,272,833
(iii) 61 to 90 days delinquent	1,897	19,731,045
(iv) 91 to 120 days delinquent	973	11,735,494
(v) > 120 day delinquent	765	8,439,992
(vi) & claims filed	32	172,010
Total	118,530	1,273,696,691

(o)	the Value of the Trust Estate and the Outstanding principal amount of the Notes as of the close of business on the last day of December 2005; and

Value of the Trust Estate	$1,381,184,825

Outstanding Principal amount of the Notes	$1,400,000,000

(p)	the number and percentage by dollar amount of (i) rejected federal reimbursement claims for Financed Student Loans, (ii) Financed Student Loans in forbearance, and (iii) Financed Student Loans in deferment as of the close of business on the last day of December 2005.

Number	Amount
(i) Outstanding rejected federal reimbursement claims	0	0.00%
(ii) Financed Student Loans in forbearance	6,156	9.65%
(iii) Financed Student Loans in deferment	10,306	12.01%